Exhibit 99.1
CONSENT

WHEREAS, Time Warner Cable Inc., a Delaware corporation (the “Company”), Comcast Corporation, a Pennsylvania corporation (“Parent”), and Tango Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), are parties to the Agreement and Plan of Merger dated as of February 12, 2014 (the “Merger Agreement”) (capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement);

WHEREAS, the Company and Parent are parties to the Confidentiality Agreement;

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, Parent proposes to enter into a series of transactions (collectively, the “Divestiture Transaction”) involving the disposition and acquisition of certain assets and liabilities, substantially on the terms set forth in the agreement attached as Exhibit A hereto (the “Transaction Agreement”); and

WHEREAS, Parent’s entry into the Transaction Agreement and performance of the Divestiture Transaction require the Company’s consent under the Merger Agreement and the Company desires to provide such consent, as and solely to the extent expressly set forth herein, and Parent, Merger Subsidiary and the Company desire to set forth certain understandings with respect to the Divestiture Transaction.

NOW, THEREFORE:

1.      Subject to the terms and conditions of this consent, the Company hereby consents to (i) the entry by Parent into an agreement substantially in the form of the Transaction Agreement, as well as any other agreements contemplated thereby or otherwise reasonably necessary or appropriate to carry out the Divestiture Transaction (including, without limitation, the Long-Form Agreements (as defined in the Transaction Agreement)) and any amendments to such agreements that would not be adverse in any material respect to the Company or its stockholders (it being understood that any agreement or amendment the terms of which are inconsistent with the terms of the Transaction Agreement as of the date hereof and which would, absent the consent of the Company, constitute or result in a breach of the Merger Agreement shall be deemed adverse in a material respect to the Company or its stockholders) (collectively, the “Transaction Documents”) and (ii) the taking of all actions, and the performance of all obligations, contemplated by the Transaction Documents or otherwise reasonably necessary to carry out the Divestiture Transaction, in each case for all purposes under the Merger Agreement.

2.      Each of Parent and Merger Subsidiary, on the one hand, and the Company, on the other hand, agrees that if any condition is required of or imposed on Parent, or expanded in scope or magnitude compared to that which would have otherwise been required of or imposed on Parent, with respect to the Merger or the other transactions contemplated by the Merger Agreement by a Governmental Authority as a result of the Divestiture Transaction and such condition would not have been required of or imposed on Parent, or expanded in scope or magnitude, if Parent had not entered into the Divestiture Transaction, then such condition or additional scope and magnitude, as applicable, shall not constitute or be considered in determining the existence of, as applicable, a Burdensome Condition for purposes of the Merger Agreement.

3.      Each of Parent and Merger Subsidiary, on the one hand, and the Company, on the other hand, agrees that if the condition set forth in Section 9.01(c) of the Merger Agreement with respect to the consents and approvals of any Governmental Authority set forth on Section 9.01(c) of the Company Disclosure Schedule has not been satisfied, but likely would have been satisfied but for the Divestiture Transaction, at any time when all other conditions set forth in Article 9 shall have been satisfied (after giving effect to Section 2 above and other than those conditions (i) that have been waived by the Company and Parent, if and to the extent that such waiver is permitted by Applicable Law, and (ii) that by their nature can only be satisfied at or immediately prior to the Closing), then Parent and Merger Subsidiary shall use their reasonable best efforts to obtain such consents and approvals in a manner that permits the Merger to be consummated without regard to the Divestiture Transaction on the terms and subject to the limitations as to Burdensome Conditions set forth in Section 9.01(c) (after giving effect to Section 2 above).

4.      The Company’s consent to the transactions set forth in Section 1 of this consent shall not affect, waive or modify the obligations of Parent and Merger Subsidiary to comply with Section 8.01 of the Merger Agreement from and after the date hereof and giving effect to the consent set forth in Section 1 hereof.

5.      Parent and Merger Subsidiary represent and warrant to the Company that, as of the date hereof, except for (i) the Transaction Agreement, (ii) that certain Voting Agreement, dated as of April 25, 2014, by and between Parent and Liberty Media Corporation and (iii) such other arrangements disclosed to the Company prior to the execution and delivery hereof, there are no agreements, arrangements or understandings (whether written or oral) between Parent or any of its Affiliates, on the one hand, and Charter Communications, Inc. or any of its Affiliates, on the other hand, other than agreements entered into in the ordinary course of business consistent with past practice.

6.      Each of Parent and Merger Subsidiary, on the one hand, and the Company, on the other hand, agrees that for purposes of the provisions relating to coordination, consultation, cooperation, attendance, participation and notification between the parties under Sections 8.01, 8.03 and 8.05 of the Merger Agreement (the “Coordination Provisions”), such Coordination Provisions shall also apply with respect to the Divestiture Transaction, except with respect to Sections 8.01(d)(i) and (d)(ii) as they relate to participation in or attendance at any meetings or conversations with any Governmental Authorities in respect of the seeking of any Franchise approvals that relate solely to the Divestiture Transaction and not the Merger.

7.      Each of Parent and the Company agrees that in furtherance of the provisions of this consent, notwithstanding anything in the Confidentiality Agreement to the contrary, the obligations of the Company and Parent under the Confidentiality Agreement shall expire upon the earlier of (i) the Effective Time or (ii) the date that is one year following the termination of the Merger Agreement.

8.      The Company agrees to assist and cooperate with Parent to consummate and make effective the Divestiture Transaction to the same extent that the Company is obligated under the terms of the Merger Agreement to assist and cooperate with respect to the divestiture transactions contemplated by Section 8.01 of the Merger Agreement; provided that, prior to the Closing, the Company shall not be obligated to enter into any agreement with any Person, or otherwise incur any liability to any Person, in each case that would not otherwise arise under or be required pursuant to the terms of the Merger Agreement, in connection with the Divestiture Transaction.  This consent shall not confer any rights or remedies upon any Person other than the parties hereto.

9.      This consent shall be governed by, and construed in accordance with, the Merger Agreement.

10.      This consent may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same consent.

11.      Except as expressly provided in this consent, the Merger Agreement shall remain in full force and effect in accordance with its terms. For the avoidance of doubt, nothing in this consent shall limit, modify or otherwise affect Parent’s and Merger Subsidiary’s obligations under Section 2.04 of the Merger Agreement.

IN WITNESS WHEREOF, each of the undersigned has caused this consent to be executed on its behalf by a duly authorized officer on April ____, 2014.

TIME WARNER CABLE INC.

By:	/s/ Arthur T. Minson, Jr.
	Name:	Arthur T. Minson, Jr.
	Title:	Executive Vice President and Chief Financial Officer

COMCAST CORPORATION

By:	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Senior Vice President, General Counsel and Secretary

TANGO ACQUISITION SUB, INC.

By:	/s/ Arthur R. Block
	Name:	Arthur R. Block
	Title:	Treasurer

[Signature Page to Consent]